Exhibit 99.1

FOR IMMEDIATE RELEASE	For further information, call:
Patrick J. Bagley, Sr. Vice President-Finance
Dover, Delaware, July 27, 2005	(302) 857-3745

DOVER MOTORSPORTS, INC.

INCREASES QUARTERLY DIVIDEND

Dover Motorsports, Inc. (NYSE-Symbol: DVD) Board of Directors today declared a quarterly cash dividend on both classes of common stock of $.015 per share. The dividend represents a 50% increase from the previously paid $.01 per share. The dividend will be payable on September 10, 2005 to shareholders of record at the close of business on August 10, 2005.

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Dover Motorsports, Inc. is a leading promoter of motorsports events in the United States. Its motorsports subsidiaries operate four motorsports tracks in three states and promote motorsports events under the auspices of three of the premier sanctioning bodies in motorsports – NASCAR, IRL, and NHRA. The Company owns and operates Dover International Speedway in Dover, Delaware; Nashville Superspeedway near Nashville, Tennessee; Gateway International Raceway near St. Louis, Missouri; and Memphis Motorsports Park in Memphis, Tennessee.